UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2012
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on May 4, 2012, the results of the following proposals were as follows:

1.	To elect as directors for a term of three years to hold office until the expiration of his term in 2015, or until a successor has been elected and duly qualified.

	Number of Shares
	For	Withheld
W. Dean Karrash	36,921,443	6,020,791
Paul A. Powell, Jr.	36,930,198	6,012,036
Robert L.G. Watson	36,874,054	6,068,180

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2012.

Number of Shares
For	Against	Abstain
73,982,946	1,514,806	1,001,105

3.	To approve an amendment to the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan.

Number of shares
For	Against	Abstain	Broker Non-vote
25,574,761	17,165,458	202,015	33,556,623

4.	To approve, by advisory vote, a resolution on executive compensation.

Number of shares
For	Against	Abstain	Broker Non-vote
39,756,055	2,898,685	287,495	33,556,622

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:   /s/ Barbara M. Stuckey
Barbara M. Stuckey
Vice President, Chief Financial Officer

Dated: May 9, 2012